UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

1590 Reed Road	08534
Pennington, New Jersey	(Zip Code)
(Address of principal executive offices)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On October 14, 2016, Ocean Power Technologies, Inc. (the “Company”) entered into an Underwriting Agreement with Roth Capital Partners, LLC and Maxim Group LLC, on behalf of the several underwriters (collectively, the “Underwriters”), for the public offering (the “Offering”) of 2,400,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), and an additional 360,000 shares of Common Stock to cover any over-allotments, at a price to the public of $2.75 per share.

After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects to realize net proceeds from the Offering of approximately $6.0 million.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-213519), and the is being made pursuant to a prospectus dated October 14, 2016, which is being with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus”). The Offering is expected to close on or about October 19, 2016, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations, including for liabilities under the Securities Act. Please see the “Underwriting Agreement” section of the Prospectus for an additional description of the Underwriting Agreement's material terms.

The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.

Item 8.01.      Other Events.

On October 14, 2016, the Company issued a press release announcing that it had priced the Offering of 2,400,000 shares of Common Stock, and an additional 360,000 shares of Common Stock to cover any over-allotments, at a price to the public of $2.75 per share. All of the shares to be sold in this offering will be sold by the Company. The offering is expected to close on or about October 19, 2016, subject to satisfaction of customary closing conditions. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

Exhibit Number	Description

1.1*	Underwriting Agreement dated October 14, 2016, between Ocean Power Technologies, Inc. and Roth Capital Partners, LLC and Maxim Group LLC, as representatives of the several underwriters.

5.1*	Opinion of Porter Hedges LLP

23.1*	Consent of Porter Hedges LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release dated October 14, 2016.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2016

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby
George H. Kirby
Chief Executive Officer